Exhibit 99.1

NEWS RELEASE

Comdisco Announces Fiscal 2012 Third Quarter Financial Results

Rosemont, IL – August 6, 2012 - Comdisco Holding Company, Inc. (OTC: CDCO) (“Comdisco”) today reported financial results for its fiscal third quarter ended June 30, 2012. Comdisco emerged from Chapter 11 bankruptcy proceedings on August 12, 2002, and under its Plan of Reorganization (the “Plan”), its business purpose is limited to the orderly sale or run-off of all its remaining assets.

Operating Results: For the quarter ended June 30, 2012, Comdisco reported a net loss of approximately $629,000, or $0.16 per common share (basic and diluted).  The net loss was driven in large part by the selling, general and administrative expenses of the estate during the quarter ended June 30, 2012.  The per share results for Comdisco were based on 4,028,951 shares of common stock outstanding on June 30, 2012.

For the quarter ended June 30, 2012, total revenue was approximately $31,000 as compared to approximately $867,000 for the quarter ended June 30, 2011.  The decrease was primarily the result of no equity investment gains in the current quarter.  There were equity investment gains of $843,000 in the quarter ended June 30, 2011.  Net cash used in operating activities was approximately $1,114,000 for the nine months ended June 30, 2012 as a result of selling, general and administrative expenses, partially offset by bad debt recoveries and equity proceeds.  The net cash used in operating activities of approximately $8,692,000 for the nine months ended June 30, 2011 was primarily the result of a contingent distribution rights payment and selling, general and administrative expenses.

Total assets were approximately $39,866,000 as of June 30, 2012, including approximately $32,634,000 of unrestricted cash and short-term investments, compared to total assets of approximately $39,973,000 as of September 30, 2011, including approximately $33,878,000 of unrestricted cash and short-term investments.  The decrease in cash was primarily a result of selling, general and administrative expenses paid during the nine months ended June 30, 2012.

As a result of bankruptcy restructuring transactions, the adoption of fresh-start reporting and multiple asset sales, Comdisco’s financial results are not comparable to those of its predecessor company, Comdisco, Inc.  Please refer to Comdisco’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 6, 2012 for complete financial statements and other important disclosures.

About Comdisco
Comdisco emerged from Chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to the Plan and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations. The company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.

COMDISCO HOLDING COMPANY, INC.   |  5600 N. RIVER ROAD #800  |  ROSEMONT, ILLINOIS 60018

Safe Harbor
The foregoing contains forward-looking statements regarding Comdisco. They reflect the company’s current views with respect to current events and financial performance and are subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases ‘‘expect,’’ ‘‘estimate,’’ and ‘‘anticipate’’ and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company’s SEC reports, including, but not limited to, the annual report on Form 10-K for the fiscal year ended September 30, 2011 and the quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 2011, March 31, 2012 and June 30, 2012, respectively.  Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Mary Moster
312-565-3900
mmoster@lcwa.com